Exhibit 99.1

Community First, Inc. Extends Rights Offering Expiration Date

To Tuesday, September 27, 2016

COLUMBIA, Tenn. (September 9, 2016) – Community First, Inc. (the “Company”) announced today that it has extended the expiration date for its rights offering from Monday, September 12, 2016 to Tuesday, September 27, 2016. The subscription rights issued by the Company may now be exercised at any time prior to 5:00 p.m., Eastern Time, on Tuesday, September 27, 2016.

Under the terms of the rights offering, the Company distributed on a pro rata basis non-transferable subscription rights to purchase up to an aggregate of 250,000 shares of its common stock to holders of the Company’s common stock as of 5:00 p.m., Eastern Time, on the record date of May 10, 2016, as more fully described in the prospectus relating to the rights offering. Each subscription right entitles the holder to purchase 0.075 shares of common stock at a per share subscription price equal to $4.75. Holders as of the record date that exercise their basic subscription rights in full also have an oversubscription privilege, pursuant to which they may be able to purchase additional shares at the subscription price to the extent that not all subscription rights are exercised, subject to certain limitations and as more fully described in the prospectus.

During the extended subscription period for the rights offering, each holder of non-transferable subscription rights may exercise those rights that have not already been exercised. Other than the extension of the expiration date of the rights offering, all of the offering terms described in the prospectus dated August 12, 2016 remain the same and apply during the extended subscription period of the rights offering.

The Company has engaged Computershare Inc. to act as subscription agent with respect to the rights offering. For questions regarding the rights offering, please contact Jon Thompson, the Company’s President and Chief Financial Officer, at (931) 380-2265.

A registration statement relating to the shares of Company common stock to be sold in the rights offering has been filed with, and has been declared effective by, the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy shares of our common stock, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of such securities may be made only by means of the prospectus that is included as a part of the registration statement.

About Community First, Inc.

Community First, Inc. is the holding company for Community First Bank & Trust. Community First Bank & Trust, based in Columbia, Tennessee, was founded in 1999 by a group of local business leaders who wanted to provide a superior banking experience to the communities they serve. Community First Bank & Trust is a commercial bank that provides a comprehensive line of banking services to consumers and businesses in the Middle Tennessee area, operating offices in Maury, Hickman, Rutherford and Williamson Counties. For more information, please visit www.cfbk.com.

Forward-Looking Statements

This release includes “forward-looking statements” which can be identified by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to the closing of the rights offering; the Company’s ability to execute its business plan; risks associated with changes in interest rates and other market conditions, regulatory requirements and the banking industry generally; and other risks and uncertainties discussed in the Company’s prospectus dated August 12, 2016 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements.

Contact

Community First, Inc.

Jon Thompson

jthompson@cfbk.com